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                                                                  Exhibit 10.1.6

                              SEVENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of April 30, 1999, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (the "Lender") and VITA FOOD PRODUCTS, INC., a Nevada corporation (the "Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower (by reason of merger) and Lender entered into a Loan and Security Agreement dated as of March 20, 1995, as thereafter amended from time to time (collectively, the "Credit Agreement"); and

     WHEREAS, Borrower has requested certain modifications to the Credit Agreement; and

     WHEREAS, Lender is willing to grant such modifications on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, it is hereby agreed as follows:

     1. The recitals hereinabove contained shall form a part of this Amendment and this Amendment shall be construed in the light thereof. All capitalized terms contained herein and not otherwise defined shall have the same meaning as contained in the Credit Agreement.

     2. Section 1.64 of the is hereby amended by deleting the date "April 30, 1999" and by inserting in place thereof the date April 30, 2000.

     3. The first thirteen lines of Section 2.6 are deleted and in lieu thereof is inserted the following:

                  Effective with the date of this Amendment, Borrower shall pay Lender interest on the outstanding principal balance of the Revolving Loans and the Term Loans at a pre-Default rate per annum equal to the Prime Rate plus one-half percent (1/2%) (the "Note Rate").

     4. Sections 10.2(L) and 10.2(V) are hereby deleted in their entirety.






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     5. Section 10.2(W) is hereby deleted in its entirety and in lieu thereof is inserted the following:
                  Permit Borrower's cumulative net income for the fiscal year ending December 31, 1999 (excluding and unusual or non-recurring items of income), and cumulative income for the first fiscal quarter ending March 31, 2000 to be less than the following amounts for the following periods:


1/1/99 through 3/31/99      negative $ 43,000
1/1/99 through 6/30/99      negative $350,000
1/1/99 through 9/30/99      negative $475,000
1/1/99 through 12/31/99              $ 70,000
1/1/2000 through 3/31/2000  negative $ 43,000

     6. Section 10.2(X) is hereby deleted and in lieu thereof is inserted the following:

                  Permit Tangible Net Worth to be less than:


as of 3/31/99    $1,570,000
as of 6/30/99    $1,012,000
as of 9/30/99    $  817,000
as of 12/31/99   $1,638,000
as of 3/31/2000  $1,595,000

     7. Exhibit L of the Credit Agreement is amended and restated in its entirety by the Amended and Restated Revolving Note, a copy of which is attached hereto as Schedule 1, and all references to the Revolving Note contained in the Credit Agreement shall mean and be references to said Amended and Restated Revolving Note.

     8. Borrower shall also execute the Amended and Restated Term Note, a copy of which is attached hereto as Schedule 2.

     9. Borrower agrees to execute and deliver to Lender this Amendment, the Amended


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and Restated Revolving Note, the Amended and Restated Term Note, and such additional documents, including financing statements, as may be necessary to effectuate the purpose of this Amendment.

     10. Borrower shall pay to Lender the reasonable legal fees and expenses of counsel incurred in connection with the preparation of this Amendment and related documentation.

     11. Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges, and mortgages heretofore, under this Amendment, or hereafter granted to Lender, including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Credit Agreement, and all other supplements to the Credit Agreement, extend to and cover all of the obligations of Borrower to Lender, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved.

     12. Borrower represents and warrants to Lender that (i)it has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (ii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, and (iii) all representations and warranties of Borrower contained in the Credit Agreement, as amended, and all other agreements, instruments and other writings relating thereto, are true, correct and complete as of the date hereof.

     13. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly modified and amended by the terms of this Amendment, all of the other terms and conditions of the Credit Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

     14. If there is an express conflict between the terms of this Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

     15. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

     16. This Amendment was executed an delivered in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.


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     IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the day and year specified at the beginning hereof.


AMERICAN NATIONAL BANK                 VITA FOOD PRODUCTS, INC., a
AND TRUST COMPANY OF                   Nevada corporation
CHICAGO

By: _________________________________  By: _________________________________

Title: ______________________________  Title: ______________________________







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